Exhibit 99.2


                   NEWS
                   -------------------------------------------------------------
                   Tim Jerzyk
                   Senior Vice President, Investor Relations/Treasurer


              Yum! Brands' Full-Year 2007 Detailed Guidance Update

July 11, 2007 - Yum! Brands Inc. (NYSE: YUM) today November 30, 2006. updated the company's 2007 guidance provided

The company expects . . .

o    Worldwide reported system-sales growth of +5% to +6%:
     - Led by 22% (from 20%) growth in Mainland China, local currency basis; total China Division, including Thailand and KFC Taiwan, is expected to be +19% (from +18%), local currency basis.
     - Yum! Restaurants International Division (YRI), at least +7% (from at least 5%), local-currency basis.
     -    U.S., flat to up slightly (from at least +3%).
o    Worldwide reported revenue growth of +6% to +7% (from +5% to +6%):
     - Led by at least 25% (from at least 20%) growth in Mainland China; total China Division, including Thailand and KFC Taiwan, is expected to be at least +19% (from 18%) local currency basis.
     - YRI, at least +20% local currency basis. The acquisition of the remaining 50% interest in the Pizza Hut U.K. joint venture adds 20 percentage points of growth. In addition, YRI revenue growth previously noted includes the expected negative impact of 2006 and 2007 refranchising activities of approximately 6 percentage points as company sales are replaced by franchise royalties.
     - U.S., down 6% to 7% (from down 5% to 6%), refranchising company restaurants in 2006 and 2007 negatively impacts U.S. revenue growth by 7 to 8 percentage points.
o Nearly 1,600 (from at least 1,500) new system restaurants to be opened worldwide:
     -    Over 400 (from 400) new China Division restaurants
     -    Over 800 (from 750) new YRI restaurants
     -    350 new U.S. restaurants
o    YRI net-restaurant expansion to be at least +3%.
o The U.S. restaurant base is expected to decrease slightly versus 2006, reflecting +1% to +2% net new-unit growth for Taco Bell, which will be offset by net closures at the other brands.
o U.S. blended same-store-sales growth at company restaurants in the range of flat to down slightly (from +2% to +3%) driven by better results during the second half of 2007.
o Growth in franchise fees of +7% (from at least +6%) resulting from worldwide restaurant expansion, same-store-sales growth, and refranchising in the U.S. and YRI.
o Worldwide restaurant margin down slightly (from slightly favorable) versus 2006 with declines expected in the U.S. and China divisions.
o General and administrative costs will increase versus 2006 by +5% due to the continued investment in mainland China and acquisition of the U.K. Pizza Hut joint venture. The U.K. Pizza Hut acquisition adds about $30 million or 3 percentage points impact to YUM.
o    Interest expense will be up about $10 million versus 2006.
o Closure and impairment charges of $30 to $40 (from $45 to $55) million. Refranchising gains are expected to be $0 to $15 million.


      Yum! Brands, Inc. o 1900 Colonel Sanders Lane o Louisville, KY 40213
           Tel 502 874-8006 o Fax 502 874-8790 o Web Site www.yum.com


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 o   Approximately $20 to $30 (from $10 to $15) million positive impact from foreign currency conversion on operating profit for the full year. The Chinese renminbi, British pound sterling, Australian dollar, Korean won, Japanese yen, Canadian dollar, Mexican peso and European euro are important currencies in the company's international businesses.
o    Operating profit growth:
     o China Division, +20% (from at least +20%) driven by higher revenue growth partially offset by lower restaurant margin.
     o    YRI, at least 10%
     o U.S. slightly positive (from positive but lower than the long-term earnings growth-model target).
o Average shares outstanding of about 540 million split adjusted shares, or at least a 3% reduction.
o    Effective tax rate of 26% to 28%.
o    Return on invested capital to remain at about 18%.
o Capital expenditures to be about $650 million. Pretax refranchising and surplus PP&E proceeds of about $250 (from $300) million are expected, this may range as low as $200 million due to the uncertainty of the timing of transactions and the type of stores to be sold.
o Additional refranchising in the U.S. will reduce company ownership in the U.S. to 20% of the U.S. system total by the end of 2007.


PLEASE NOTE: The company will provide additional annual guidance for these preceding items only when there is a material change to the full-year expectations previously noted. Otherwise these expectations for full-year 2007 remain in effect

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.



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Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,500 multibrand restaurants. Outside the United States in 2006, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past three years, one of Black Enterprise Magazine's "30 Hottest Franchises for 2006, one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by Business Week as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."

Analysts are invited to contact
         Tim Jerzyk, Senior Vice President Investor Relations/Treasurer,
          at 502/874-8006 Quan
         Nghe, Director Investor Relations, at 502/874-8918


Members of the media are invited to contact
         Amy Sherwood, Vice President Public Relations, at 502/874-8200








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